Exhibit 4.2

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of March 30, 2012 (this “Amendment”), is entered into by Dollar General Corporation, a Tennessee corporation (the “Borrower”), the other Credit Parties (as defined in the Existing Credit Agreement), Citicorp North America, Inc., as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), Citigroup Global Markets Inc. (in its capacity as a joint lead arranger and bookrunner, “CGMI”), Goldman Sachs Lending Partners LLC and KKR Capital Markets LLC, each in their capacities as joint lead arrangers and bookrunners for the Transactions (collectively, in such capacities, the “Arrangers”), and the Lenders party hereto.

RECITALS

A.  Reference is hereby made to the Credit Agreement, dated as of July 6, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, and including all schedules and exhibits thereto, the “Existing Credit Agreement;” capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement, and if not defined therein, shall have the meanings assigned to such terms in the Amended and Restated Credit Agreement (as defined below)), by and among the Borrower, the Lenders party thereto from time to time, the Agent and the other financial institutions identified therein.

B.  Pursuant to the Existing Credit Agreement, the Lenders have extended credit to the Borrower in the form of Tranche B Term Loans under and as defined in the Existing Credit Agreement (collectively, the “Existing Tranche B Term Loans”).

C.  Each of the Borrower and the other Credit Parties (collectively, the “Reaffirming Parties”) is party to one or more of the Security Documents, pursuant to which, among other things, the Credit Parties provided security for the Obligations.

D.  The Borrower, the other Credit Parties and the Lenders party hereto desire to amend and restate the Existing Credit Agreement in the form of the Amended and Restated Credit Agreement attached hereto as Exhibit A (including the schedules and exhibits thereto, the “Amended and Restated Credit Agreement”), subject to the satisfaction of the conditions precedent to effectiveness referred to in Section 4 hereof.

E.  (i) The Borrower has requested that (A) the Extending Lenders (as defined below) extend the scheduled final maturity date of all or a portion of their Existing Tranche B Term Loans by converting all or a portion of their Existing Tranche B Term Loans into Tranche C Term Loans (under and as defined in the Amended and Restated Credit Agreement) pursuant to the procedures described herein and in the Amended and Restated Credit Agreement and consent to the other amendments of the Existing Credit Agreement provided for herein and (B) the Consenting Non-Extending Lenders (as defined below) agree to the amendment and restatement of the Existing Credit Agreement provided for herein, without agreeing to extend the scheduled final maturity date of any of their Existing Tranche B Term Loans and (ii) subject to the terms and conditions set forth herein and in the Amended and Restated Credit Agreement, (A) each of the Extending Lenders hereby agrees to such extension, such conversion and such other amendments and (B) each Consenting Non-Extending Lender hereby agrees to such amendment, in each case, as evidenced by, and to the extent set forth on each such Extending Lender’s or, as applicable, such Consenting Non-Extending Lender’s extension election and signature page to this Amendment.  The transactions described in this paragraph are collectively referred to herein as the “Transactions.”

F.  Each Reaffirming Party expects to realize substantial direct and indirect benefits as a result of the Amended and Restated Credit Agreement becoming effective and the consummation of the transactions contemplated thereby and desires to reaffirm its obligations pursuant to the Security Documents to which it is a party.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendment and Restatement of Existing Credit Agreement.  The Borrower, the other Credit Parties, the Agent, the Lenders party hereto and the other parties hereto each agrees that on the Restatement Effective Date (as defined below), (a) the Existing Credit Agreement shall be amended and restated in the form of the Amended and Restated Credit Agreement and any term or provision of the Existing Credit Agreement which is different from that set forth in the Amended and Restated Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Amended and Restated Credit Agreement and (b) the Administrative Agent is directed to execute and deliver the Amended and Restated Credit Agreement on behalf of the Lenders and Agents party hereto.

SECTION 2.  Existing Tranche B Term Loan Maturity Date Extension; Consenting Non-Extending Lenders.  Subject to the terms and conditions set forth in this Amendment and in the Amended and Restated Credit Agreement, as of the Restatement Effective Date:

(a)  each Lender with Existing Tranche B Term Loans (each, an “Existing Lender”) that executes and delivers a signature page to this Amendment specifically consenting to be an “Extending Lender” (each, an “Extending Lender”) hereby (i) consents to the terms of this Amendment, (ii) irrevocably offers for conversion and reclassification as Tranche C Term Loans (under and as defined in the Amended and Restated Credit Agreement) an amount of the Tranche B-1 Term Loans and/or Tranche B-2 Term Loans each under and as defined in the Existing Credit Agreement held by such Lender on the Restatement Effective Date not to exceed the respective aggregate principal amounts of such Tranche B-1 Term Loans and/or Tranche B-2 Term Loans, as applicable, set forth on such Extending Lender’s signature page to this Amendment (such amounts, the “Tranche C Term Loan Amount”), (iii) agrees that

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its Existing Tranche B Term Loans will, to the extent of its Tranche C Term Loan Amount, be converted and reclassified as Tranche C Term Loans pursuant to the provisions of Section 2.1(a)(iii) of the Amended and Restated Credit Agreement and that it shall be a Tranche C Term Loan Lender for all purposes under the Amended and Restated Credit Agreement and the other Credit Documents (as amended hereby) and (iv) agrees that the remainder of its Existing Tranche B Term Loans will remain outstanding as Existing Tranche B Term Loans on the same terms as in existence prior to the Restatement Effective Date;

(b)  each Existing Lender that executes and delivers a signature page to this Amendment solely as an Existing Lender by checking the “Consent Only” box on such signature page and not specifically as an Extending Lender (each, a “Consenting Non-Extending Lender”) hereby (i) consents to the terms of this Amendment and (ii) agrees that all of its Existing Tranche B Term Loans will remain outstanding and continue as Tranche B-1 Term Loans and/or Tranche B-2 Term Loans, as applicable, under and as defined in the Amended and Restated Credit Agreement on the same terms as in existence prior to the Restatement Effective Date; and

(c)  on or prior to the Restatement Effective Date, the Borrower may, pursuant to and in accordance with the provisions of Section 13.7(b) of the Existing Credit Agreement, elect to replace any Existing Lender that is not an Extending Lender and has not otherwise consented to this Amendment and agreed to be an Extending Lender by requiring such Existing Lender to assign its Existing Tranche B Term Loans to one or more assignees reasonably acceptable to the Administrative Agent in accordance with Section 13.7(b) of the Existing Credit Agreement; provided that, to the extent such Existing Lender later consents to this Amendment (on or prior to the Restatement Effective Date) and agrees to be an Extending Lender, the Borrower agrees that such Lender shall not be replaced pursuant to Section 13.7(b) of the Existing Credit Agreement.

SECTION 3.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, each Credit Party represents and warrants to the Lenders, the Arrangers and the Agent that, as of the date hereof:

(a)  the representations and warranties set forth in Section 8 of the Amended and Restated Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as if made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that to the extent any such representation and warranty is already qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects;

(b)  each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and the Amended and Restated Credit Agreement (together, the “Amendment

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Documents”) to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party.  Each Credit Party has duly executed and delivered each Amendment Document to which it is a party and each such Amendment Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity;

(c)  neither the execution, delivery or performance by any Credit Party of the Amendment Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the transactions contemplated hereby or thereby will (i) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreement) pursuant to, the terms of any Contractual Requirement to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound other than (A) any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect or (B) as disclosed on Schedule 8.3 to the Credit Agreement or (iii) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries;

(d)  the execution, delivery and performance of each Amendment Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) such licenses, approvals, authorizations or consents the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect; and

(e)  no Default or Event of Default has occurred and is continuing.

SECTION 4.  Amendment Effectiveness.  The effectiveness of this Amendment shall be subject to the following conditions precedent:

(a)  CGMI and the Administrative Agent shall have received from (i)(A) the Borrower and each other Credit Party, (B) the Required Lenders, (C) the Required Tranche B-1 Term Loan Lenders and (D) the Required Tranche B-2 Term Loan Lenders, a duly executed and delivered counterpart of this Amendment signed on behalf of each such party and (ii)(A) the Borrower and (B) the Administrative Agent (on behalf of the Lenders and Agents party hereto) and the Collateral Agent, a duly executed and delivered counterpart of the Amended and Restated Credit Agreement signed on behalf of each such party;

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(b)  the Extending Lenders shall have committed to convert Existing Tranche B Term Loans in an aggregate principal amount of not less than $500,000,000 (or such lesser amount as may be agreed by the Borrower and the Arrangers) to Tranche C Term Loans;

(c)  CGMI and the Administrative Agent shall have received the executed legal opinions of (i) Simpson Thacher & Bartlett LLP, special New York counsel to the Borrower and (ii) local counsel to the Borrower and the Administrative Agent in the jurisdictions listed on Schedule 1 hereto, in each case in form and substance reasonably satisfactory to the Arrangers and the Administrative Agent.  The Borrower and the other Credit Parties hereby instruct such counsel to deliver such legal opinions;

(d)  the Administrative Agent shall have received a closing certificate from each Credit Party certifying as to (i) resolutions duly adopted by the board of directors (or equivalent governing body) of such Credit Party authorizing the execution, delivery and performance of the Amendment (and the Credit Documents as amended), (ii) copies of organizational documents, (iii) incumbency and specimen signature of each officer executing any Credit Document on behalf of such Credit Party and (iv) the good standing of such Credit Party;

(e)  the representations and warranties of the Borrower and the other Credit Parties set forth in Section 3 hereof shall be true and correct on and as of the Restatement Effective Date and no Default or Event of Default shall have occurred and be continuing, and CGMI and the Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by a Authorized Officer of the Borrower, certifying the accuracy of such representations and warranties and the absence of a Default or Event of Default;

(f)  the Administrative Agent shall have received for its account or the account of each Lender entitled thereto all fees in connection with this Amendment agreed to prior to the Restatement Effective Date (including all fees agreed to pursuant to Section 5 below) and all amounts due and payable to the Administrative Agent and the Collateral Agent on or prior to the Restatement Effective Date pursuant to the Credit Documents, including, to the extent invoiced at least 2 Business Days prior to the Restatement Effective Date, reimbursement of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower or any other Credit Party hereunder or under any other Credit Document; and

(g)  on the Restatement Effective Date, CGMI and the Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower to the effect that after giving effect to the consummation of the Transactions, the Borrower on a consolidated basis with its Subsidiaries is Solvent (as defined in the Amended and Restated Credit Agreement).

The date on which such conditions have been satisfied (or waived) is referred to herein as the “Restatement Effective Date.”

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SECTION 5.  Fees.  The Borrower hereby covenants and agrees that, so long as the Restatement Effective Date occurs, it shall pay to each Lender that has consented to this Amendment and has executed and delivered a counterpart thereof to the Administrative Agent (or its designee) on or prior to 5:00 p.m. (New York City time) on the Restatement Effective Date:

(a)  in the case of each Extending Lender and each Consenting Non-Extending Lender, a consent fee equal to 0.05% of the aggregate principal amount of such Lender’s Existing Tranche B Term Loans immediately prior to the Restatement Effective Date; and

(b)  in the case of each Extending Lender, an extension fee equal to 0.25% of the aggregate principal amount of such Lender’s Existing Tranche B Term Loans converted and reclassified as Tranche C Term Loans on the Restatement Effective Date.

SECTION 6.  Reaffirmation.  Each Reaffirming Party (a) hereby confirms its guaranty of the Obligations pursuant to the Existing Credit Agreement as amended and restated by the Amended and Restated Credit Agreement and (b) hereby confirms its respective pledges and grants of security interests, as applicable, in each case, under and subject to the terms of each of the Security Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment and the Transactions, any such guaranty, pledges and grants of security interests, and the terms of each of the Security Documents to which it is a party, shall continue to be in full force and effect and shall secure and guarantee, among other things, all obligations under the Amended and Restated Credit Agreement.  Each of the Reaffirming Parties acknowledges that Lenders that are making Tranche C Term Loans (under and as defined in the Amended and Restated Credit Agreement) on the Restatement Effective Date are “Lenders” and “Secured Parties” for all purposes under the Credit Documents.

SECTION 7.  Effect of Amendment.  On and after the Restatement Effective Date, each reference to the Existing Credit Agreement in any Credit Document (other than the Amended and Restated Credit Agreement) shall be deemed to be a reference to the Amended and Restated Credit Agreement.  Except as expressly provided in this Amendment, nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended and Restated Credit Agreement or any other Credit Document in similar or different circumstances.  On and after the Restatement Effective Date, this Amendment shall constitute a “Credit Document” for all purposes of the Amended and Restated Credit Agreement and the other Credit Documents.  On and after the Restatement Effective Date, as used in the Amended and Restated Credit Agreement, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” “hereof,” “hereunder” and words of similar import shall, unless the context otherwise requires, mean the Amended and Restated Credit Agreement.  From and after the Restatement Effective Date, each Agent and Lender under the Existing Credit Agreement on the Restatement Effective Date shall be deemed to continue to be a party to the Amended and Restated Credit Agreement in such respective capacity until such Person ceases to be a party thereto in accordance with the terms of the Amended and Restated

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Credit Agreement.

SECTION 8.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 9.  Execution of the Amended and Restated Credit Agreement. Pursuant to the terms hereof and subject to the satisfaction of the conditions set forth in Section 4 hereof, each of the Credit Parties, the Collateral Agent and each Lender party hereto hereby (a) authorizes the Administrative Agent to (i) determine all amounts, percentages and other information with respect to the Term Loans of each Lender after giving effect to this Amendment, which amounts, percentages and other information may be determined only upon receipt by the Administrative Agent of the signature pages of all Lenders party to this Amendment and (ii) enter and complete all such amounts, percentages and other information with respect to the Amended and Restated Credit Agreement, as appropriate and (b) directs and instructs the Administrative Agent to execute and deliver the Amended and Restated Credit Agreement (on behalf of the Lenders and Agents party hereto).  The Administrative Agent’s determination, entry and completion of any amounts pursuant to clause (a) above shall be conclusive and shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the Obligations under the Amended and Restated Credit Agreement, in each case, absent clearly demonstrable error.  For the avoidance of doubt, the provisions of Section 12 and Section 13.5 of each of the Existing Credit Agreement and the Amended and Restated Credit Agreement shall apply to any such determination, entry and completion made by the Administrative Agent pursuant to this Section 9.

SECTION 10.  Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 11.  Submission to Jurisdiction; WAIVER OF JURY TRIAL.  Section 13.13 of the Amended and Restated Credit Agreement is hereby incorporated by reference herein. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, THE AMENDED AND RESTATED CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

DOLLAR GENERAL CORPORATION,
as the Borrower

By:	/s/ Wade Smith
Wade Smith
Vice President and Treasurer

DG RETAIL, LLC, as a Credit Party

By:	/s/ Robert R. Stephenson
Robert R. Stephenson
Secretary

DOLGENCORP, LLC, as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer

DOLGENCORP OF NEW YORK, INC.,
as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer

DOLGENCORP OF TEXAS, INC.,
as a Credit Party

By:	/s/ Robert R. Stephenson
Robert R. Stephenson
Assistant Secretary

Signature Page to Dollar General First Amendment

DG TRANSPORTATION, INC.,
as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer

DG LOGISTICS, LLC, as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer

SOUTH BOSTON HOLDINGS, INC.,
as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer

SUN-DOLLAR, L.P., as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer of South Boston Holdings, Inc.,
its general partner

DG PROMOTIONS, INC., as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer

Signature Page to Dollar General First Amendment

DOLLAR GENERAL PARTNERS,
as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Vice President and Treasurer of Dollar
General Corporation, its general partner

DC FINANCIAL, LLC, as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Vice President and Treasurer of Dollar
General Corporation, its sole member

DG STRATEGIC I, LLC, as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer

DG STRATEGIC II, LLC, as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Vice President and Treasurer of Dollar
General Corporation, its sole member

DOLGEN MIDWEST, LLC, as a Credit Party

By:	/s/ Robert R. Stephenson
Robert R. Stephenson
Assistant Secretary

Signature Page to Dollar General First Amendment

DOLGEN I, INC., as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer

DOLGEN II, INC., as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer

DOLGEN III, INC., as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer

RETAIL RISK SOLUTIONS, LLC,
as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer

SOUTH BOSTON FF&E, LLC,
as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Treasurer

Signature Page to Dollar General First Amendment

DOLGEN CALIFORNIA, LLC,
as a Credit Party

By:	/s/ Robert R. Stephenson
Robert R. Stephenson
Secretary

DG ECOMMERCE, LLC, as a Credit Party

By:	/s/ Robert R. Stephenson
Robert R. Stephenson
Secretary

DG STRATEGIC VI, LLC, as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Vice President and Treasurer of Dollar
General Corporation, its sole member

DG STRATEGIC VII, LLC, as a Credit Party

By:	/s/ Robert R. Stephenson
Robert R. Stephenson
Secretary

DG STRATEGIC VIII, LLC, as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Vice President and Treasurer of Dollar
General Corporation, its sole member

Signature Page to Dollar General First Amendment

RETAIL PROPERTY INVESTMENTS, LLC,
as a Credit Party

By:	/s/ Wade Smith
Wade Smith
Vice President and Treasurer

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and Collateral Agent

By:	/s/ David Leland
David Leland
Vice President

CITIGROUP GLOBAL MARKETS INC.,
as a Joint Lead Arranger

By:	/s/ David Leland
David Leland
Managing Director

GOLDMAN SACHS LENDING PARTNERS
LLC, as a Joint Lead Arranger

By:	/s/ Michelle Latzoni
Michelle Latzoni
Authorized Signatory

KKR CAPITAL MARKETS LLC,
as a Joint Lead Arranger

By:	/s/ Adam Smith
Adam Smith
Authorized Signatory

Signature Page to Dollar General First Amendment

Extension Election and Signature Page to First Amendment to Credit Agreement

The undersigned hereby:

(a)                                 (i) evidences its consent to the amendments and acknowledgements reflected in this Amendment, (ii) agrees to extend or convert an amount of its Existing Tranche B Term Loans not to exceed the applicable amount set forth below by checking a box under Column B and/or Column C below, as applicable, into Tranche C Term Loans, in accordance with this Amendment and with Section 2.1(a)(iii) of the Amended and Restated Credit Agreement on the Restatement Effective Date and (iii) consents to be an Extending Lender for all purposes under this Amendment and a Tranche C Term Loan Lender for all purposes under the Amended and Restated Credit Agreement and the other Credit Documents; or

(b)                                 evidences its consent to the amendments and acknowledgements reflected in this Amendment, without agreeing to extend or convert any of its Existing Tranche B Term Loans, by checking a box under Column A and consents to be a “Consenting Non-Extending Lender” for all purposes under this Amendment and to continue as a Tranche B-1 Term Loan Lender and/or a Tranche B-2 Term Loan Lender for all purposes under the Amended and Restated Credit Agreement and the other Credit Documents.

Indicate either A, B or C for all Tranche B-1 Term Loans and/or Tranche B-2 Term Loans, as applicable, held by the undersigned:

Tranche	A. Consent ONLY	B. Consent and Extend and Convert ALL	C. Consent and Extend and Convert a PORTION

Tranche B-1 Term Loans	☐	☐ Extend all Tranche B-1 Term Loans, i.e. $	☐ Extend $ principal amount of Tranche B-1 Term Loans

Tranche B-2 Term Loans	☐	☐ Extend all Tranche B-2 Term Loans, i.e. $	☐ Extend $ principal amount of Tranche B-2 Term Loans

Institution Contact information:		Name of Institution:

Contact Person:
Phone:	( ) -	As a Lender
Date:
By:
Name:
Title:

If two signatures are required:

Signature Page to Dollar General First Amendment

By:
Title:

Signature Page to Dollar General First Amendment

Schedule 1

Local Counsel Jurisdictions

Kentucky

Tennessee

Schedule 1-1